UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

National Consumer Cooperative Bank
 (Exact name of registrant as specified in its charter)

United States of America (12 U.S.C. section 3001 et seq.)	2-99779	52-1157795
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue, N.W., North Building, Suite 750 Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 349-7444

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Final Payment of Senior Debt

On October 25, 2010, the National Consumer Cooperative Bank (“NCCB”) paid off the final $29.7 million in outstanding principal and accrued interest under its two senior debt arrangements (the May 1, 2006 revolving credit facility with a syndicate of banks, with SunTrust Bank as administrative agent and the December 28, 2001 Note Purchase and Uncommitted Master Shelf Agreement).

NCCB had amended each debt agreement in February to provide for a final maturity date of December 15, 2010. NCCB made the final payments more than seven weeks ahead of the final maturity date in order to reduce the interest expense that had been accruing under each facility at 13.5%.

The final payment reflects a total debt reduction by NCCB of over $215.5 million since the fourth quarter of 2009 and releases NCCB of all remaining covenants under the agreements.

The repayment of the senior debt was funded principally by asset sales. The other principal sources were amortization and payments under NCCB’s existing portfolio of loans and a $23 million structured financing of a $29 million loan pool.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CONSUMER COOPERATIVE BANK

Date: October 28, 2010

By: /s/ Richard L. Reed
Richard L. Reed
Executive Managing Director,
Chief Financial Officer